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                                 SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                          TIS Mortgage Investment Company
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                (Name of Registrant as Specified In Its Charter)
                      Totally Ignored Stockholders Committee
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:
        Shares of Common Stock, par value $.001 per share
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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
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                                AN IMPORTANT MESSAGE TO SHAREHOLDERS OF

                                    TIS MORTGAGE INVESTMENT COMPANY

                                               FROM THE

                                 TOTALLY IGNORED STOCKHOLDERS COMMITTEE


Dear TIS Shareholder:

We would like to thank the many shareholders who have taken the time to call in to express their support for the TIS Committee's efforts to bring change to TIS. We would also like to express our gratitude for all holders who are supporting our nominees at the May 29 shareholders meeting on the TIS Committee's BLUE proxy card.

     Even if you previously have sent in a TIS white card, you may revoke your vote and support the TIS Committee by signing, dating and returning a later-dated BLUE proxy card.

                      TIS SHAREHOLDERS DESERVE A CHANCE
                           TO ELECT NEW DIRECTORS

You should be aware that management has gone to great effort and expense to prevent you from even having a choice in the matter. TIS is attempting to refuse to honor our director nominations for the shareholders' meeting. Did you know that TIS is spending your money--money that is in the company treasury--to bring a lawsuit against us in an effort, among other things, to prevent us from electing our representatives to the board?

We believe that all of their allegations against us are false, and we will formally deny them in our response to their lawsuit. WE FULLY INTEND TO GIVE THE SHAREHOLDERS A CHOICE IN THIS YEAR'S ELECTION!

REMEMBER: Under this Board your TIS stock is currently trading at only $1.13* and has traded as low as 63 CENTS within the past year. Yet TIS expects you to believe that you will be "protecting" your investment by supporting their incumbent nominees.

It is now up to you to take action to protect your investment. And this year you have a chance to elect someone other than the Board's own nominees.

*as of May 15, 1997


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                                  KEEP THE PRESSURE ON!

Our shareholdings total 793,700 shares, or 9.8% of the outstanding shares of TIS--more than three times the holdings of all TIS officers and directors combined. We believe that our substantial ownership is your best assurance of our interest in enhancing the value of TIS shares.

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| TIS WENT PUBLIC IN 1988 AT $10 PER SHARE. WE BELIEVE THAT EVEN THE MOST      |
| PATIENT, LONG-TERM INVESTORS WILL AGREE THAT CHANGE IS NEEDED NOW. CAN YOU   |
| AFFORD TO BELIEVE THAT THIS MANAGEMENT AND BOARD ARE CAPABLE OF TURNING THE  |
| COMPANY AROUND ON THEIR OWN? WE CAN'T.                                       |
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Both long-suffering TIS shareholders and those who have bought shares recently deserve a chance to elect new directors.

We believe the election of our nominees is your best hope for change at TIS. Please sign and return the BLUE proxy card today.

     Even if you have voted "withhold" on management's white card as a protest against the incumbent Board, that vote will not count "for" the TIS Committee's nominees. You can only vote for the TIS
     Committee's nominees on the BLUE proxy card. Make certain that your latest-dated proxy is the TIS Committee's BLUE card.

If you need assistance in voting your shares, please call our proxy solicitor, Beacon Hill Partners, Inc., at 1-800-854-9486.


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